October 01, 2021

Board of Directors

Predictive Technology Group, Inc.

2735 E. Parleys Way, Suite 205

Salt Lake City, UT 84190

Dear Board of Directors,

I, Jacob Easdale, CPA, on the close of business, Friday, October 01, 2021, hereby resign as Predictive Technology Group, Inc.’s (PRED) Chief Accounting Officer and acting Chief Financial Officer.

With much consideration, I’m leaving these Corporate Officer positions in pursuit of other avenues and interest in my life and career paths.

I had no conflicts and no disputes with PRED’s Management, the Board of Directors, Auditors, Employees, Consultants, and other Service Providers.

I enjoyed working with each of you, and wish Predictive Technology Group, Inc. a strong future ahead.

With Warmest Regards,

/s/

Jacob Easdale, CPA